Exhibit 99.1

NASDAQ: TBBK
JMP Securities Financial Services and Real Estate Conference
New York, NY • September 2010

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this presentation regarding The Bancorp, Inc.’s business that are not historical facts are
“forward-looking statements” that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including the words “may,” “believe,” “will,” “expect,”
“anticipate,” “estimate,” “continue,” or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.’s filings with the SEC, including the “risk factors” section of
The Bancorp, Inc.’s prospectus supplement. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

TBBK - Planning for Safety, Soundness and Growth
• Capital: Capacity to grow, with safety net for economic conditions
• Strong Senior Management: Knowledgeable and experienced
• Disciplined Growth: Driven by TBBK’s focused business strategy
• Assets: Simple and local
• Deposits: Low-cost and scalable

Capital Ratios and Selected Financial Data

	As of or for the three months ended	As of or for the three months ended
	June 30, 2010	June 30, 2009
Selected Capital and Asset Quality Ratios:
Equity/assets (1)	9.59%	10.47%
Tier 1 capital to average assets (1)	9.76%	10.34%
Tier 1 capital to total risk-weighted assets (1)	12.82%	12.15%
Total Capital to total risk-weighted assets (1)	14.07%	13.38%
Allowance for loan and lease losses to total loans	1.42%	1.24%

Balance Sheet Data: (dollars in thousands)
Total assets	$ 2,123,870	$ 1,731,578
Total loans, net of unearned costs (fees)	1,576,525	1,459,965
Allowance for loan and lease losses	22,336	18,080
Total cash and cash equivalents	263,674	84,099
Total investments	229,576	143,323
Deposits	1,881,607	1,485,073
Short-term borrowings	-	41,000
Shareholders’ equity (1)	203,778	181,279

Selected Ratios:
Return on average assets	0.08%	0.25%
Return on average common equity	0.80%	2.42%
Net interest margin	3.44%	3.96%
Book value per share (2)	$ 7.78	$ 9.27

(1) On March 10, 2010, the Company repurchased all of the outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B, issued to the United States Treasury Department under its
Capital Purchase Program.

(2) Excludes, as of June 30, 2009, Series B Preferred Shares issued to the U.S. Treasury and the associated book value. The Series B Preferred Shares were repaid on March 10, 2010.

Strong Senior Management Team with a Wealth of Experience
Highly experienced senior management team with an aggregate of over 140 years of experience, providing middle-market banking services, working as a team for over a decade.

Executive	Title	Banking Experience
Betsy Z. Cohen	Chief Executive Officer, Chairman of The Bancorp Bank	35 years
Frank M. Mastrangelo	President and Chief Operating Officer	17 years
Paul Frenkiel	Executive Vice President and Chief Financial Officer	25 years
Donald F. McGraw, Jr.	Executive Vice President and Chief Credit Officer	32 years
Arthur M. Birenbaum	Executive Vice President, Commercial Lending	29 years
Scott R. Megargee	Executive Vice President, Consumer Lending and Leasing	25 years
Peter Chiccino	Executive Vice President and Chief Information Officer	15 years
Jeremy Kuiper	Senior Vice President and Managing Director of Payment Solutions Group	15 years

Business Model: A Distinct Business Strategy

DEPOSITS
• Private-Label Banking: stable, lower-cost core deposits ▪ Healthcare ▪ Merchant Processing ▪ Prepaid Cards ▪ Wealth Management • Community Bank
Net Interest Margin
INCOME
Non-Interest Income: Stored value, leasing and merchant processing
ASSETS

 • Above peer credit quality, well-collateralized loans
 to local businesses and individuals:
 ▪ Commercial lending, commercial & residential
 real estate, construction lending
 • Automobile Fleet Leasing
 • Wealth Management Lending:
 ▪ Securities backed loans
 • SBA Guaranteed Lending Program for National
 Franchises
 • Securities Portfolio:
 ▪ Primarily highly rated government obligations

Well-Positioned in Attractive, Stable Markets
• Commercial lending is substantially all in greater Philadelphia/Wilmington metropolitan area
 ▪ Consists of the 12 counties surrounding Philadelphia and Wilmington, including Philadelphia, Delaware,
 Chester, Montgomery, Bucks and Lehigh Counties in Pennsylvania; New Castle County in Delaware; and
 Mercer, Burlington, Camden, Ocean and Cape May Counties in New Jersey.
• Philadelphia/Wilmington and the surrounding markets encompass a large population, stable economic activity and attractive demographics.
• Throughout the current down cycle and in prior cycles, the Philadelphia region has exhibited significant stability, which is reflected in a lesser reduction in housing prices and negative equity compared to the rest of the nation, as shown below.

	Home Prices 2006 to 2009	Home Prices 2008 to 2009
United States	-27.0	-2.5%
Philadelphia, PA	-5.3	-1.5%
1st Quarter 2010	US	NJ	DE	PA
% of Homes with Negative Equity	23.7%	15.8%	14.1%	7.4%

Wealth Management Lending 10%
Leasing Portfolio 6%
Community Bank Lending 84%

The Bancorp Inc.

Asset-Generating Strategies: Business Line Overview
• Community Bank
 ▪ Offers traditional community banking products
 and services
 ▪ Leverages the business relationships developed
 during management team’s long tenure in banking
 ▪ Targets highly fragmented
 Philadelphia/Wilmington banking market
• Leasing Portfolio
 ▪ Well collateralized automobile fleet leasing
 • Primarily Eastern United States
 • Average transaction
 ▪ 8-15 automobiles
 ▪ $350,000
 ▪ 50% of portfolio leased by state and federal
 agencies
• Wealth Management
 ▪ 16 partners managing $200 billion of assets
 • SEI Investments, Legg Mason
 ▪ Generates securities backed and other loans

June 30, 2010
As with funding, The Bancorp employs a multi-channel growth strategy for loan origination, with the primary driver being its regional commercial banking operations.
(dollars in thousands)
Category	Balance	Avg. Yield
Community Bank	$ 1,325,968	4.42%
Leasing	95,279	8.55%
Wealth Management	155,278	3.43%

Historical Loan Portfolio Overview
Robust growth through strong community relationships, while maintaining conservative underwriting standards.

(1) At June 30, 2010, our owner-occupied loans amounted to $120 million, or 20.7% of commercial mortgages.
(dollars in thousands)
	Year ended December 31,			June 30,
Category	2007	2008	2009	2010
Commercial	$325,166	$353,219	$402,232	$403,320
Commercial mortgage (1)	369,124	488,986	569,434	580,542
Construction: 1-4 family	167,485	163,718	100,088	102,730
Construction: commercial, acquisition and development	140,129	142,171	107,096	105,116
Direct financing leases	89,519	85,092	78,802	96,319
Residential mortgage	50,193	57,636	85,759	95,542
Securities backed and other	144,882	157,446	178,608	190,729
Total Loans	$1,286,498	$1,448,268	$1,522,019	$1,574,298

TBBK
Regional Peers (2)
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.5%
1.9%
2004
2005
2006
2007
2008
2009
Mar-10
Jun-10

TBBK
Regional Peers (2)
1.90%
1.60%
1.30%
1.00%
0.70%
1.8%
1.4%
2004
2005
2006
2007
2008
2009
Mar-10
Jun-10

700%
600%
500%
400%
300%
200%
100%
0%
TBBK
Regional Peers (2)
114%
130%
2007
2008
2009
Mar-10
Jun-10

The Bancorp Inc.

Non-Performing Loans / Total Loans (1)
Reserves / Loans
Asset Quality Overview

(1) Non-performing loans are defined as nonaccrual loans and restructured loans. Loans 90 days past due and still accruing interest are also included in the non-performing loans to total loans ratios.
(2) Regional peers include publicly traded Mid-Atlantic commercial banks with assets between $1 billion and $4 billion.
(3) Ratio was not meaningful for The Bancorp prior to 2007, due to low levels of non-performing loans.
Source: SNL Financial
Reserves / Nonaccrual and Restructured Loans (3)

Current Loan Portfolio and Asset Quality Overview at 6/30/2010

Category	Balance	% of Total Loans	Nonaccrual Loans	Nonaccrual/ Total Loans	OREO	30-89 Days Delinquent	90+ Days Delinquent
Commercial	$ 403,320	26%	$ 1,682	0.11%	-	$ 415	$ 0
Commercial mortgage	580,542	37%	5,024	0.32%	-	5,694	7,544
Construction	208,543	13%	3,274	0.21%	-	-	1,850
Direct financing leases	96,319	6%	-	0.00%	-	1,767	14
Residential mortgage	88,747	6%	8,064	0.51%	459	-	296
Securities backed loans and other	190,729	12%	149	0.01%	-	325	825
Total	$ 1,568,200	100%	$ 18,193	1.16%	$ 459	$ 8,201	$ 10,529
(dollars in thousands)

Deposit-Generating Strategies: Business Line Overview
The Bancorp employs a multi-channel growth strategy in gathering attractively priced, long-duration deposits on a national scale.
•Private-Label Banking
 ▪ Provider of private-label banking services for non-bank financial service providers
 ▪ Over 300 unique programs
 ▪ Access to large customer groups at lower acquisition costs
 ▪ Private-label customers derive from four main sources:
 • Healthcare
 • Stored Value, including Prepaid Cards
 • Wealth Management
 • Merchant Processing

Wealth Management 17.1%
Merchant Processing 3.3%
Community Bank 21.7%
Stored Value Relationships (including DDA) 37.0%
Healthcare 20.9%

June 30, 2010

CDs < $100k 0.1%
CDs > $100k 7.9%
Checking 44.0%
MMDA & Savings 48.0%

Growth Engine: Strong Growth in Deposit Business Lines at Low Cost
Significant growth in stored value, healthcare and other deposit business lines support significantly lower average cost of deposits.

June 30, 2010
(dollars in millions)
Category	Balance	Avg. Cost
Community Bank	$ 370	0.56%
Healthcare	393	1.63%
Stored Value Relationships (including demand deposit accounts)	697	0.16%
Wealth Management	321	1.17%
Merchant Processing	63	0.47%
1031 Exchange	38	2.09%

Total Deposits: $1.9bn
Average Cost: 0.69%
(PEERS 1.33%) (1)
(1) Peer data source: BankRegData of 100 most comparable Banks measuring interest expense to interest bearing assets.

3 <> 5 years
24.0%
< 1 year
41.0%
1 <> 3 years
35.0%

The Bancorp Inc.

Deposit-Generating Strategies: Attractive in Cost and Duration
The Bancorp has long-term, often exclusive agreements in place with its private-label banking partners. We have retained 99% of maturing contracts.

Private Label by Remaining Contractual Term

Healthcare Affinity Relationships
• We are currently the 6th largest financial institution
 in the Health Savings Account (HSA) space. (1)
• We service insurance carriers, third-party
 administrators and large brokerage firms for
 distribution of HSAs and related accounts.
• Dynamics of the healthcare insurance industry are
 generating rapid growth in the HSA market:
 ▪ Between January 2008 and January 2009,
 there was a 46% increase in the number of
 HSAs nationally. (2)
 ▪ During that same period, HSA custodians and
 administrators reported that assets grew by
 62.6%. (2)
 ▪ Since 2003, the number of Americans with
 HSAs and High-Deductible Health Plans
 (HDHPs) has grown to over 8 million, from a
 base of 3 million. (3)
 ▪ Growth trends are expected to continue,
 reaching 11-13 million accounts and assets of
 $35 to $45 billion. (3)
Prepaid Card Affinity Relationships
• Market leader in a rapidly growing market for open
 loop prepaid debit cards:
 ▪ 5th largest prepaid commercial debit card
 issuer (4)
 ▪ 21st overall commercial card issuer (4)
• The aggregate size of the market is forecasted to
 grow at 35% annual rate.
 ▪ Forecasted growth of open loop products to
 $125 billion in 2011, compared to $39 billion
 in 2007 (5)
• We are the industry’s largest Agent Bank gift card
 issuer.
• We serve clients such as Western Union, Intuit,
 Deluxe Check Printers, Higher One, Digital, Incomm
 and Univision.
Deposit-Generating Strategies: Growing Market Share in Expanding Markets

(1) According to the publication “Inside Consumer Directed Health Care,” March 2010
(2) Celent, “HSA Benchmarking Analysis: Market Trends and Economics 2009,” March 2009
(3) AHIP’s Center for Policy and Research, January 2009 census HSA/High-Deductible Health Plans
(4) Nilson Report, June 2009
(5) Mercator Advisory Group

Wealth Management Affinity Relationships
Wealth management deposit and lending services to
wealth management platforms and firms - including
limited-purpose trust companies, broker/dealers and
TPAs/record keepers:
Wealth Management Bank Affinities:
•Currently 16 relationships representing approximately
$200 billion of assets under management
•Over 7,000 investment advisors serving more than
280,000 clients
•SEI, Legg Mason, Commonfund
Master Demand Account (MDA) - DTC / NSCC-traded
ERISA-qualified bank deposit account:
•Trades on the DTC/NSCC like Money Market Mutual
Funds
•FDIC insurance passed through to 401(k) participant
•Schwab, Matrix, SunGard, Ascensus, Great-West
•Growth potential due to growing demographics of
retirement market
Safe Harbor IRA Rollovers:
•Rollover Systems, WMSI
Merchant Processing Relationships
• Top 20 Acquiring Bank for Credit and Debit Card
 Processing
• Top 50 Originating Bank for ACH Processing
• Combined annual processing volume of $25B
• Numerous third-party channels, including: Fiserv,
 FIS, TSYS, BankServ, Heartland, Planet Payment
 and Health Equity
Deposit Gathering Strategies: Growing Market Share in Expanding Markets

(dollars in thousands)
$10,000
$8,000
$6,000
$4,000
$2,000
$-
June 30, 2010 ytd
June 30, 2009 ytd

Category and year-to-year increase:

Stored value income - 31.9% | Leasing income - 149.5% | Merchant income - 59.1% | Service fees - 42.8% | Debit card income - 40.1% | Other - 76.8%

The Bancorp Inc.

Growth Differentiators for TBBK
1. Growth in Non-Interest Income (1)

2. Growth in Various Lower-Rate Deposit Categories
3. Targeted for Growth: SBA Lending and Automobile Fleet Leasing
(1) Excludes gains on investment securities.
(2) Peer data source: BankRegData of 100 most comparable Banks measuring interest expense to interest bearing assets.
	YTD Average Deposits	Cost of Funds	Peer Cost of Funds (2)
2010	$ 1,951,208	0.71%	1.39%
2009	$ 1,519,173	1.02%	2.11%
Increase	$ 432,035
% Increase	28.4%
(dollars in thousands)

Core Operating Earnings
(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, it should not be considered an alternative to GAAP.

(dollars in thousands)
	June 30, 2010	June 30, 2009
Net income available to common shareholders	$ 407	$ 125
Add:
Preferred stock dividend and accretion	-	982
Income tax expense	197	632
Provision for loan and lease losses and losses on other real estate owned	5,806	4,200
Subtotal	6,410	5,939
Gains and losses on investment securities	(469)	(670)
Core Operating Earnings (1)	$ 5,941	$ 5,269

Investment Considerations
• 20-30 year management experience through all economic cycles
• Emphasis on high-quality growth with opportunities in multiple business lines
• Avoids brick and mortar costs as a basic premise of its branchless banking strategy
• Infrastructure investment made by industry leaders resulting in stable relationships
• Internal infrastructure starting to pay off in leveraging expense base against low-cost deposit growth and higher non-interest income
• Above peer loan quality
• Stable Philadelphia regional economy

NASDAQ: TBBK
www.thebancorp.com